EXHIBIT 10.7


                                 ADDENDUM NO. 4

            This ADDENDUM No. 4, dated January 28, 2002, by and between Universal Insurance Holdings, Incorporated. (formerly Universal Heights, Inc.) (hereinafter the "Company"), and Bradley I. Meier ("Employee"), modifies and amends the existing employment agreement ("Agreement") and all prior Addenda thereto ("Prior Addenda") between the Company and the Employee, only in respect of the matters set forth herein, and otherwise the Agreement and Prior Addenda remain in full force and effect as if this Addendum No. 3 had not been executed:

             I. In respect of the parties to the Agreement and Prior Addenda, Universal Insurance Holdings, Incorporated is the now legal name of Universal Heights, Inc., the name change having occurred on December 26, 2001, and all reference in the Agreement and Prior Addenda to Universal Heights, Inc., shall now apply with equal force of law to Universal Insurance Holdings, Inc.

            II. In respect of "Article 6." of the Agreement entitled "Compensation," the first subsection (a) entitled "Base Salary" is modified as follows: "the Employee shall receive for the 2002 calendar year an additional ten (10%) percent increase in his base compensation, which calculation shall be made as to the 2001 gross salary compensation (which 2001 compensation reflects the base compensation set forth in the Agreement, plus all cumulative increases given through the end of calendar year 2001). In respect of the 2002 calendar year ten (10%) percent increase in salary, same shall be paid in shares of the common stock of the Company, with the number of shares to be issued to Employee to be determined by multiplying the dollar amount of the increase in salary, times one half of the closing bid price of the shares of the Company's stock at the close of trading in the market where the Company's shares are traded, on the date of this Addendum. This payment in stock of the Company shall be for Calendar 2002, and in future years all increases shall revert to payment in cash.

            IN WITNESS WHEREOF, this Addendum No. 4 has been signed and executed as of the first date written above.

                                          UNIVERSAL INSURANCE HOLDINGS, INC.

                                          By:
                                                /s/ Norman M. Meier
                                                -----------------------------
                                                Director

                                                /s/ Irwin L. Kellner
                                                -----------------------------
                                                Director

                                                /s/ Reed J. Slogoff
                                                -----------------------------
                                                Director

                                                /s/ Joel M. Wilentz
                                                -----------------------------
                                                Director

                                                /s/ Bradley I. Meier
                                                -----------------------------
                                                Bradley I. Meier - Employee